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                                                                     EXHIBIT 1.1
                      Delphi Automotive Systems Corporation

                         Form of Underwriting Agreement

                      Standard Provisions (Debt Securities)

                                 (April , 1999)


         From time to time, Delphi Automotive Systems Corporation (the "Company"), a Delaware corporation, may enter into one or more underwriting agreements substantially in the form of Schedule I hereto that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                                       I.

         The Company proposes to issue from time to time debt securities (the "Securities") to be issued pursuant to the provisions of an Indenture, substantially in the form filed as an exhibit to the Registration Statement referred to below, between the Company and The First National Bank of Chicago, as Trustee (the "Indenture"). The Securities will have varying designations, maturities, rates and times of payment of interest, selling prices and redemption terms.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-73285) including a prospectus relating to the Securities and has filed with, or mailed for filing to, or proposes to file with, the Commission a prospectus supplement specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement as amended to the date of the Underwriting Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement in the form first used to confirm sales of the Securities. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities, as filed electronically with, or mailed for filing to, the Commission pursuant to Rule 424. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "Preliminary Prospectus" shall include in each case the material, if any, incorporated by reference therein.




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         The term "Underwriters' Securities" means the Securities to be purchased by the Underwriters pursuant to this Agreement. The term "Contract Securities" means the Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.

                                       II.

         If the Prospectus provides for sales of Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule II attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as herein defined), the Company will pay the managing Underwriter or Underwriters of the offering of the Securities (the "Manager") as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

                                      III.

         The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

                                       IV.

         Payment for the Underwriters' Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Underwriters at the time and place set forth in this Agreement. The time and date of such payment and delivery with respect to the Underwriters' Securities are herein referred to as the "Closing Date."

                                       V.

         The several obligations of the Underwriters hereunder are subject to the following conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, no proceedings for such purpose shall be pending before or threatened by the


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Commission, there shall have been no material adverse change or development involving a prospective material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the representations and warranties of the Company in this Agreement shall be true and correct on and as of the Closing Date with the same effect as if made on the Closing Date; and the Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings threatened.

         (b) The Manager shall have received on the Closing Date an opinion of Drinker Biddle & Reath LLP, counsel to the Company, dated the Closing Date, to the effect that:


                  (i) the Securities have been duly authorized and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, or by institutional investors, if any, pursuant to Delayed Delivery Contracts, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable in accordance with the terms thereof subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought;

                  (ii) this Agreement has been duly authorized, executed and delivered by the Company;

                  (iii) the Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought); and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act);

                  (iv) the execution and delivery by the Company of the Indenture, the performance of the Company's obligations under the Indenture, the issuance of the Securities in accordance with the Indenture and the sale of the Securities pursuant to this Agreement do not and will not violate or conflict with any provision of applicable law or of any agreement or instrument listed in Schedule I to the opinion of counsel delivered pursuant to this Article V(b) (except that such counsel need express no opinion in this paragraph as to the securities and Blue Sky Laws of various jurisdictions, compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of


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                  any indemnification or contribution provisions would be
                  permitted) or the Amended and Restated Certificate of Incorporation or By-laws of the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Significant Subsidiaries (as defined below) known to such counsel;

                  (v) in connection with the offer and sale of the Securities by the Underwriters as contemplated by the Registration Statement the Company is not required to obtain any consent, approval or authorization of any governmental body or agency for the performance of its obligations under the Indenture and this Agreement other than the registration of the Securities under the Securities Act, authorizations or qualifications required under the Trust Indenture Act and compliance with the insurance, securities and Blue Sky Laws of various jurisdictions (as to which such counsel need express no opinion);

                  (vi) the Securities and the Indenture conform in all material respects to the descriptions thereof contained or incorporated by reference in the Registration Statement and the Prospectus and the statements in the Prospectus under "Underwriting" and "Plan of Distribution", insofar as such statements constitute a summary of the documents or proceedings referred to therein, fairly present the information called for with respect to such documents and proceedings;

                  (vii) the statements set forth in the Prospectus Supplement under the heading "Certain United States Federal Tax Matters", insofar as such statements constitute a summary of United States federal tax law, provide a fair summary of such legal matters.

         Such counsel shall also provide its advice that (relying as to factual matters to the extent deemed appropriate by such counsel upon representations and statements of officers and other representatives of the Company) no facts came to its attention that caused such counsel to believe that (i) the Registration Statement (including the documents incorporated by reference therein, except for (1) financial statements and schedules and other financial and statistical data included or incorporated by reference therein and (2) that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 of the Trustee, as to which, in the case of either (1) or (2), such counsel need express no belief), on its effective date or, if later, as of the date of the Company's most recent filing of an Annual Report on Form 10-K (including such Annual Report on Form 10-K), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, on the date it bears or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel shall also opine that the Registration Statement as of its effective date (including all documents incorporated by reference therein) complied, and on the date of this Agreement, the Prospectus (including all documents incorporated by reference therein) complies, and any further amendments or supplements


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         thereto made by the Company on or prior to the date of such opinion comply (except for (1) the financial statements and schedules and other financial and statistical data included or incorporated by reference therein and (2) the Form T-1, as to which such counsel need express no opinion) as to form in all material respects with the requirements of the Securities Act, the Exchange Act, the Trust Indenture Act and the applicable rules and regulations under said Acts.

         With respect to the opinion to be provided pursuant to the immediately preceding paragraph, such counsel may state that its opinion and belief are based on its participation in the preparation of the Registration Statement and Prospectus, and any amendments or supplements thereto, and discussion of the contents thereof, but are without independent check or verification, except as specified. In rendering such opinion, such counsel may (i) state that its opinion is limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, (ii) rely as to matters of fact upon the representations contained in this Agreement and the certificates of officers of the Company and its subsidiaries and of public officials and (iii) rely on the opinions of other counsel reasonably acceptable to Underwriters' counsel as to matters governed by the laws of the State of New York.

                  (c) The Manager shall have received on the Closing Date an opinion of Logan G. Robinson, General Counsel of the Company, dated the Closing Date, to the effect that:

                           (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each other jurisdiction in which it owns or leases properties or conducts any business, in each case so as to require such qualification;

                           (ii) each Significant Subsidiary of the Company has been duly incorporated or organized, as the case may be, is validly existing as a corporation or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each other jurisdiction in which it owns or leases properties or conducts any business, in each case so as to require such qualification;

                           (iii) all of the issued and outstanding shares of capital stock or limited liability company interests, as the case may be, of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable in the case of a corporation and are owned of record, directly or indirectly by the Company, to the best knowledge of such counsel, free and clear of all liens, encumbrances, equities or claims;




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                           (iv) other than as set forth or contemplated in the
         Prospectus, there are no governmental investigations, legal or governmental actions, suits or proceedings pending or, to the best of such counsel's knowledge, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries taken as a whole; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any such pending or threatened action, suit or proceeding or of any statutes, regulations, contracts or other documents required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required; and

                           (v) to the best of such counsel's knowledge, neither the Company nor any of its Significant Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, in any material respect, its Articles of Incorporation or By-Laws;

                  In rendering such opinion, such counsel may (i) state that his opinion is limited to the federal laws of the United States, the laws of the State of Michigan and of the State of New York and the General Corporation Law of the State of Delaware and (ii) rely as to matters of fact upon certificates of officers of the Company and its subsidiaries and of public officials.

                  (d) The Manager shall have received on the Closing Date an opinion of O'Melveny & Myers, LLP, counsel for the Underwriters, dated the Closing Date with respect to the validity of the Indenture and the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as it may reasonably request to enable it to pass upon such matters.

                  (e) The Manager shall have received on the Closing Date a letter dated the Closing Date in form and substance satisfactory to the Manager, from DeLoitte & Touche LLP, independent accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

                  (f) (i) No downgrading shall have occurred in the rating accorded the Company's securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and
         (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's securities.


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         If any condition specified in this Article V shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Manager by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Article X.


                                       VI.

         In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

         (a) To file the Prospectus in a form approved by the Underwriters pursuant to Rule 424 under the Securities Act not later than the Commission's close of business on the second Business Day following the date of determination of the offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b). As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

         (b) To furnish the Manager, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (d) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request.

         (c) From the date hereof and prior to the completion of the offering of the Securities, before amending or supplementing the Registration Statement or the Prospectus, to furnish the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects, unless counsel to the Company advises that such filing is required by law, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

         (d) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with applicable law.

         (e) To promptly advise the Manager of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any

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proceeding for that purpose, and of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         (f) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky Laws of such jurisdictions as the Manager shall reasonably request and to pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with such qualification.

         (g) To make generally available to the Company's security holders as soon as practicable an earnings statement covering the twelve-month period beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

         (h) During the period beginning from the date of this Agreement and continuing to and including the later of (i) the termination of trading restrictions for the Securities, as notified to the Company by the Manager and
(ii) the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after the Closing Date and which are substantially similar to the Securities, without the prior written consent of the Manager.

                                      VII.

         The Company represents and warrants to each Underwriter that:

         (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before, or to its knowledge threatened by, the Commission.

         (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) the Registration Statement and the Prospectus (as amended or supplemented, if applicable), comply and will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) on the Effective Date and the Closing Date, respectively, the Indenture conformed and will conform in all material respects with the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder, (iv) the documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act; no such document when it was filed contained and, when read together with the other information in the Prospectus (as amended or supplemented, if applicable), at the time the Registration Statement became effective and as of the date hereof, did not and do not contain, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus, on the date it bears and as of the Closing


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Date, does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (i) statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein and (ii) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act.

         (c) The Company has been duly incorporated, is validly existing as a company in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (d) Each Significant Subsidiary of the Company has been duly incorporated or organized, as the case may be, is validly existing as a company or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or limited liability company interests, as the case may be, of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company and its subsidiaries free and clear of all liens, encumbrances, equities or claims. Delphi Automotive Systems LLC, Delco Electronics Corporation and Delphi Automotive Systems (Holding), Inc. (collectively, the "Significant Subsidiaries") are the only subsidiaries of the Company that are "significant subsidiaries" as such term is defined in Rule 1-02(w) of Regulation S-X.

         (e) This Agreement has been duly authorized, executed and delivered by the Company.

         (f) The Securities have been duly authorized and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, or by institutional investors, if any, pursuant to Delayed Delivery Contracts, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable in accordance with the terms thereof subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought);

         (g) The Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, the Indenture will


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constitute a valid and binding instrument enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus.

         (h) The execution, delivery and performance of the Company's obligations under the Indenture, the issuance of the Securities in accordance with the Indenture and the sale of the Securities pursuant to this Agreement do not and will not violate or conflict with (i) any provision of applicable law, except that enforcement of rights to indemnity and contribution may be limited by Federal or state securities laws or principles of public policy, (ii) the Certificate of Incorporation or By-laws of the Company or (iii) any agreement or instrument listed in Schedule I to the opinion of counsel delivered pursuant to
Article V(b) hereunder or any other agreement or other instrument binding upon the Company or any of its subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for violations or conflicts that would not, singularly or in the aggregate, have a material adverse effect on the Company and its subsidiaries as a whole.

         (i) In connection with the offer and sale of the Securities by the Underwriters as contemplated by the Registration Statement, the Company is not required to obtain any consent, approval or authorization of any governmental body or agency for the performance of its obligations under the Indenture and this Agreement other than the registration of the Securities under the Securities Act, authorizations or qualifications required under the Trust Indenture Act and compliance with the insurance, securities and Blue Sky Laws of various jurisdictions.

                                      VIII.

         The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities promptly after receipt of adequate documentation relating thereto, provided that the foregoing indemnity agreement with respect to any Preliminary Prospectus or Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of



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such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Article VI(b) hereof.

         Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any Preliminary Prospectus.

         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have agreed in writing to pay such fees and expenses, (ii) the indemnifying party shall have failed to assume the defense of such proceeding and employ counsel reasonably satisfactory to the indemnified person in such proceeding or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is entitled to indemnification hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first or second paragraph of this Article VIII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VIII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amounts paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VIII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' respective obligations to contribute pursuant to this Article VIII are several, in proportion to the respective principal amounts of Securities purchased by each of such Underwriters, and not joint. The remedies provided for in this Article VIII are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution provisions contained in this Article VIII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of any payment for any of the Securities.

                                       IX.

         This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity and (b) in the case of any of the events specified in clauses (i) through (iv), such event, singly or together with any other such event, makes it, in the Manager's reasonable judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                                       X.

         If as of the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of the Securities set forth opposite their names in this Agreement bears to the aggregate principal amount of the Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of the Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Article X by an amount in excess of one-tenth of such amount without the written consent of such Underwriter. If on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of the Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Securities to be purchased, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Securities.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                      SCHEDULE I

                             Underwriting Agreement

                                                                          [date]


Delphi Automotive Systems Corporation
5725 Delphi Drive
Troy, MI 48098

Dear Sirs:

         We (the "Underwriters") understand that Delphi Automotive Systems Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $__________ aggregate principal amount of _____ % [title of issue] Due _________ (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and we agree to purchase, severally and not jointly, the principal amounts of such Securities set forth below opposite our names at _____ % of their principal amount and accrued interest, if any, from ______________ , 1999 to the date of payment and delivery:

NAME OF UNDERWRITER        PRINCIPAL AMOUNT




                           $
                           ====================




         The Underwriters will pay for such Securities upon delivery thereof at the offices of _____________________ at _______ a.m. (New York time) on
________________ , 1999, as shall be designated by the Manager. The Securities shall have the terms set forth in the Company's Prospectus Supplement dated ________________ , 19__ relating to the Securities and the Prospectus dated
________________ , 19__, particularly as follows:

         Maturity:

         Interest Rate:

         Interest Payment Dates:

         Redemption Provisions:

         Other Principal Terms:

         All the provisions contained in the document entitled "Delphi Automotive Systems Corporation Form of Underwriting Agreement Standard Provisions (Debt Securities) (March 1999)" filed as Exhibit 1 to the Company's Registration Statement on Form S-3 (File No. 333-73285), a copy of which we have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. The term "Manager" as used therein, for purposes of this Agreement, means [name of Underwriter].

         Any other terms and conditions agreed to by such underwriter(s) and the Company.

         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                            Very truly yours,


                                            [Name of Manager]
                                            On behalf of itself and the other
                                                Underwriters named heretofore

                                            By:  _________________________

Accepted:

Delphi Automotive Systems Corporation

By:  _________________________

                                                                     Schedule II


                            DELAYED DELIVERY CONTRACT



                                                           , 1999
                                           _______________

Dear Sirs:

         The undersigned hereby agrees to purchase from Delphi Automotive Systems Corporation, a Delaware corporation (the "Company") and the Company agrees to sell to the undersigned $__________ principal amount of the Company's [state title of issue] (the "Securities"), offered by the Company's Prospectus dated ________________ , 1999 and Prospectus Supplement dated ________________ ,
19__, receipt of copies of which are hereby acknowledged, at a purchase price of _____ % of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

         The undersigned will purchase from the Company Securities in the principal amounts and on the delivery dates set forth below:


                 DELIVERY                      PRINCIPAL                  PLUS ACCRUED
                   DATE                          AMOUNT                   INTEREST FROM:

                                        $
            -----------------            ------------------             -----------------

                                        $
            -----------------            ------------------             -----------------

                                        $
            -----------------            ------------------             -----------------


         Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".

         Payment for the Securities that the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of __________________ , New York, NY, at ______ a.m. (New York time) on the
Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

         The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that
(1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

         Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

         This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered. This contract shall be governed by and construed in accordance with the laws of the State of New York.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Purchaser)


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        (Address)

Accepted:

Delphi Automotive Systems Corporation

By:
   -----------------------------
Title:
      --------------------------